Exhibit 10.6

                            MD Enterprises, Inc.
                       6405 Metcalf Avenue, Suite 518
                         Overland Park, Kansas 66202
                       ______________________________

                     MARKETING & DISTRIBUTION AGREEMENT


ACCOUNT INFORMATION:

Name:  Bravo! Foods International Corp.
       --------------------------------

Address: 11300 U. S. Highway 1, Suite 202
         ------------------------------------------------------------------

City:  North Palm Beach       State:  Florida       Zip:  33408
       ---------------------          ------------        -----------------

Contact Name:  Mr. Roy G. Warren       Title:  Chief Executive Officer
               ----------------------          ----------------------------

Telephone:  561-625-1411               E-Mail:  roy.warren@bravobrands.com
            -------------------------           ---------------------------

Nature of Bravo! Foods:

[ ] Individual/Sole Proprietorship

    X Corporation     [ ] Limited Liability Company     [ ] Partnership

[ ]Other:
           ---------------------------

RECITALS:

      1. MD Enterprises, Inc., a Kansas corporation ("MD Enterprises"), has certain rights relating to the solicitation of third parties to manufacture certain food and beverages bearing the trademark MOONPIE (the "Trademark"), which trademark is the exclusive property of Chattanooga Bakery, Inc., a Tennessee corporation ("Chattanooga Bakery"); and

      2. Bravo! Foods International, Corp. ("Bravo! Foods") desires to receive from MD Enterprises, and MD Enterprises, Inc. desires to grant to Bravo! Foods, the exclusive right to manufacture, distribute, market and sell the Product in the Territory on the terms and conditions contained in this Marketing & Distribution Agreement and all exhibits and schedules to this agreement (this "Agreement"). Capitalized terms not defined in these recitals have the meanings ascribed them in Section 1 of this Agreement.

SIGNATURES:

By signing below, the undersigned certify that they have read and understand, and agree to be legally bound by, the terms and conditions set forth on the attached pages.

BRAVO! FOODS INTERNATIONAL, CORP.      MD ENTERPRISES, INC.


By:                                    By:
    -------------------------------        --------------------------------
         (Authorized Signature)                 (Authorized Signature)

Name:         Roy G. Warren            Name:         Mark E. Dowey
      -----------------------------          ------------------------------
                 (Print)                                (Print)

Title:             CEO                 Title:         President/CEO
       ----------------------------           -----------------------------

Date:                                  Date:        October 6, 2003
      -----------------------------          ------------------------------

                     MARKETING & DISTRIBUTION AGREEMENT
                        STANDARD TERMS AND CONDITIONS
===========================================================================

SECTION 1.  DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings indicated below:

"Brand Extension Agreement" means the Brand Extension Agreement entered into by and between Chattanooga Bakery and MD Enterprises on February 28, 2002.

"Confidential Information" shall mean any data or information, oral or written, treated as confidential that relates to MD Enterprises' past, present, or future research, development or business activities, including any unannounced product(s) and service(s), and including any non-public information relating to the Product or to developments, inventions, processes, plans, formulas, financial information, customer and supplier lists, forecasts, and projections. Confidential Information shall also include the terms of this Agreement. Notwithstanding the foregoing, Confidential Information shall not include information that: (i) is or becomes publicly known without violation by Bravo! Foods of this Agreement;
(ii) is already known to Bravo! Foods without restrictions at the time of its disclosure by MD Enterprises, as evidenced by the written records of Bravo! Foods; (iii) is made known to Bravo! Foods without restrictions as to use by a third party having the right to do so; (iv) is legally required to be disclosed by Bravo! Foods pursuant to a judicial order from a court of competent jurisdiction (provided that Bravo! Foods promptly informs MD Enterprises of the required disclosure and affords MD Enterprises a reasonable opportunity to contest the required disclosure) or as may be required by applicable state and federal securities laws, or rules and regulations promulgated thereunder; or (v) is legally required to be disclosed by Bravo! Foods to its independent auditors for the limited purpose of their reports on Bravo! Foods financial statements.

"Effective Date" has the meaning set forth in Section 4.1 of this Agreement.

"Flavor Ingredients" mean ingredient formulas and actual flavors for use in conjunction with the production of the Products.

"Intellectual Property Rights" shall mean the intangible legal rights or interests evidenced by or embodied in (a) any idea, design, concept, formula, technique, invention, discovery, or improvement, regardless of patentability, but including patents, patent applications, trade secrets, and know-how; (b) any work of authorship, regardless of copyrightability, but including copyrights and any moral rights recognized by law; (c) any trademark, trade names, trade secrets or service marks; and (d) any other similar rights, in each case, on a worldwide basis.

"Product" shall mean the product identified in Part I of Exhibit A attached hereto.

"Territory" shall mean the geographic area described in Part III of Exhibit A attached hereto.

"Term" has the meaning set forth in Section 4.1 of this Agreement.

"Trademark" has the meaning set forth in the recitals.

SECTION 2.  APPOINTMENT OF BRAVO! FOODS

2.1 Appointment. MD Enterprises hereby appoints Bravo! Foods as an exclusive authorized party during the Term to manufacture, distribute, market and sell the Product in the Territory, and Bravo! Foods hereby accepts this appointment and covenants that it shall use its reasonable best efforts during the Term to manufacture and sell Products within the Territory during the Term. Bravo! Foods shall pay MD Enterprises a royalty on sales of Products (the "Royalty) calculated in accordance with Part V of Exhibit A hereto. Bravo! Foods agrees not to: (i) operate a business under the name of "MD Enterprises" or "Chattanooga Bakery, Inc.," or (ii) manufacture, market, distribute or sell the Product in any way that would disparage or injure the Trademark or the reputations of MD Enterprises or Chattanooga Bakery

2.2 Grant of License. MD Enterprises grants to Bravo! Foods a nontransferable, exclusive license to use the Trademark in the Territory during the Term for the manufacture, marketing and sale of the Product. Bravo! Foods understands that other persons have been granted certain licenses to use the Trademark in connection with the manufacture and sale of products other than the Product and that the license granted to Bravo! Foods pursuant to this Agreement is exclusive as to the Product only. The parties recognize the validity of the Trademark and the goodwill associated therewith. The parties acknowledge that the Trademark and all the rights therein, and goodwill attached thereto, belong exclusively to Chattanooga Bakery. The parties covenant that they shall not, during the Term or thereafter, attack or put in issue the title or any rights of Chattanooga Bakery in and to the Trademark, apply to register or claim ownership in the Trademark, or attempt to create a security interest or other property right in the Trademark, and this covenant shall survive the termination of this Agreement. Nothing contained in this Agreement shall be construed as an assignment or grant to the Bravo! Foods of any right, title or interest in or to the Trademark, it being understood and acknowledged by Bravo! Foods that all rights relating to the Trademark are the exclusive property of Chattanooga Bakery. The only right that Bravo! Foods shall have concerning the Trademark is a license to display the Trademark on packaging materials containing the Product and on materials promoting the Product, all of which must be approved in advance by MD Enterprises and Chattanooga Bakery. Bravo! Foods shall not copy, reverse engineer or modify the Product. The Trademark shall not be altered or modified by MD Enterprises or by Bravo! Foods in any manner. No artwork or design shall be used in connection with the Trademark without the prior written approval of Chattanooga Bakery, which approval may be withheld by Chattanooga Bakery in its sole and absolute discretion. All right, title and interest in and to all artwork and designs used in connection with the Trademark and all reproductions thereof, notwithstanding their development, creation, invention or use by MD Enterprises or Bravo! Foods, are vested in, and are acknowledged to be the exclusive property of Chattanooga Bakery.

2.3 Conduct of Business. Bravo! Foods shall conduct the business of manufacturing, marketing, distributing and selling the Product as a principal for its own account and at its own expense and risk. This Agreement does not in any way create the relationship of principal and agent, or any similar relationship, between MD Enterprises and Bravo! Foods. Bravo! Foods and its employees or other representatives shall not make any representation or warranty regarding the Product on behalf of MD Enterprises or Chattanooga Bakery and shall not assume or create any obligation or responsibility, express or implied, on behalf of or in the name of MD Enterprises or Chattanooga Bakery, it being expressly understood and agreed that Bravo! Foods has no power or right to assume or create any obligation or responsibility on behalf of MD Enterprises or Chattanooga Bakery. MD Enterprises shall have no control over the day-to-day operations of Bravo! Foods.

2.4 Subdistributors. Bravo! Foods shall require all subdistributors or agents to provide it with information on a quarterly basis sufficient to allow MD Enterprises and Bravo! Foods to calculate the Royalty due MD Enterprises pursuant to this Agreement. Bravo! Foods shall be entirely responsible for the performance of its subdistributors and/or agents, and nothing in this Section shall be deemed to create the relationship of principal and agent or distributor, or any similar relationship, between MD Enterprises and such subdistributor and/or agent.

2.5 Reserved Rights. All rights to the Product not specifically granted to Bravo! Foods hereunder, including all goodwill pertaining thereto, are reserved by MD Enterprises and Chattanooga Bakery. Except for the license granted to Bravo! Foods pursuant to Section 2.2 above, MD Enterprises does not convey any Intellectual Property Rights to Bravo! Foods.

SECTION 3.  OBLIGATIONS OF BRAVO! FOODS

3.1 Manufacture of Product. Bravo! Foods agrees to purchase all Flavor Ingredients for the manufacture of the Products directly from MD Enterprises at such prices and terms as are set forth in Schedule 3.1 attached to this Agreement. Bravo! Foods shall conform the manufacture of the Products to formulations and flavor profiles as are agreed upon by the parties. In all events, Bravo! Foods shall have the right to reject the Flavor Ingredients supplied by MD Enterprises that are not in conformity with the agreed upon flavor profile.

3.2 Packaging of Product. Suppliers of packaging for the Product are selected by Bravo! Foods' third party processors. MD Enterprises may buy or produce Product packaging for consideration by such third party processors, at the sole discretion of such third party processors. Bravo! Foods shall be responsible for the design and placement of all artwork (including personalizing artwork such as NLEA and plant number), logos, pictures and packaging for the Product; provided, however, that Bravo! Foods shall use no artwork, logos, pictures or packaging in connection with the Product that has not been approved in advance in writing by both MD Enterprises and Chattanooga Bakery, which approval may be withheld in their absolute discretion.

3.3 Marketing and Sale of Product. Bravo! Foods shall use its best reasonably commercial efforts to market and sell the Products in the Territory. Bravo! Foods may develop and use its own advertising, promotional and/or marketing materials to offer and sell the Product in the Territory, provided that such materials are approved in advance in writing by both MD Enterprises and Chattanooga Bakery, which approval may be withheld in their absolute discretion.

3.4 Bravo! Foods Employees. Bravo! Foods shall have full and sole responsibility for the acts and omissions of its employees, agents, representative and subcontractors, and for all matters relating to their conditions of employment or retention, and shall indemnify and hold MD Enterprises harmless from and against any claims or allegations, and costs arising from such acts, omissions or matters including, but not limited to, all attorneys fees and costs related thereto. The foregoing includes, without limitations: (a) any act or omission contrary to applicable law, rule or regulation, or violative of the rights of any third parties, (b) responsibility for compensation, including (without limitation) all payroll matters, withholdings, taxation and tax status, (c) workplace matters including (without limitation) discrimination in employment and harassment, and (d) job-related injury or illness including (without limitation) all worker's compensation insurance and claims handling matters.

3.5 Expenses. Bravo! Foods shall have full and sole responsibility for its own expenses and those of its employees, agents, representatives and subcontractors, including, without limitation, all advertising, slotting, placement, sales and related costs.

3.6 Additional Bravo! Foods Obligations. Bravo! Foods shall provide (at its expense) the additional services, if any, described in Part VI of Exhibit A hereto.

SECTION 4.  TERM AND TERMINATION

4.1 Term. This Agreement shall remain in effect for a period of two (2) years following the later of the dates on which it is executed by the parties ("Effective Date"). At the end of the initial two (2)-year period of this Agreement, this Agreement shall automatically renew for an additional period of two (2) years unless either party notifies the other at least ninety (90) days prior to the expiration of the initial two (2)- year period of this Agreement that it shall not so renew. References in this

Agreement to "Term" mean and include the initial two (2)-year period of this Agreement and the additional two (2)-year period of this Agreement, if any. This Agreement may be terminated prior to the expiration of the Term for the reasons set forth in Section 4.2 below.

4.2 Termination. MD Enterprises may immediately terminate this Agreement prior to the expiration of the Term if any of the following events occur:
(a) the accrued Royalty as of the twelve (12) month anniversary of the Effective Date is less than the amount as determined by Bravo! Foods and MD Enterprises pursuant to the provisions of Schedule 4.2 attached to this Agreement; (b) a significant change occurs in the nature, control, or ownership of Bravo! Food's business, whether voluntarily or by operation of law; (c) Bravo! Foods shall commence a voluntary case concerning itself under the Bankruptcy Code in Title 11 of the United States Code (as amended, modified, succeeded or replaced, from time to time (the "Bankruptcy Code")) or an involuntary case is commenced against Bravo! Foods under the Bankruptcy Code and the petition is not controverted within ten (10) days, or dismissed within sixty (60) days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of all or substantially all of the property of Bravo! Foods; or Bravo! Foods commences any other proceeding under any reorganization, arrangement, adjustment of the debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to Bravo! Foods; or there is commenced against Bravo! Foods any such proceeding which remains undismissed for a period of sixty (60) days; or Bravo! Foods is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Bravo! Foods suffers appointment of any custodian or the like for it or for any substantial part of its property to continue unchanged or unstayed for a period of 60 days; or Bravo! Foods makes a general assignment for the benefit of creditors; or any corporate action is taken by Bravo! Foods for the purpose of effecting any of the foregoing; (f) any statute or regulation, or any proposed or threatened action by state or federal regulatory authorities which would render this Agreement or any of the obligations of either party hereunder illegal, or otherwise would materially and negatively affect the business interests of MD Enterprises as it applies to this Agreement; or (g) Bravo! Foods shall fail or neglect to perform, keep or observe any representation, warranty or covenant contained in this Agreement (other than a representation, warranty or covenant specified in Section 4.2 (a) through (f) above) and the breach of such covenant, representation or warranty is not cured to MD Enterprises' satisfaction within fifteen (15) days after the sooner to occur of Bravo! Foods' receipt of notice of such breach from MD Enterprises or the date on which such breach becomes known to Bravo! Foods; provided, however, that such notice and opportunity to cure shall not apply in the case of any failure to perform, keep or observe any covenant, representation or warranty which is not capable of being cured at all or within such 15-day period or which is a willful and knowing breach by Bravo! Foods or which is of a type for which a prior notice and opportunity to cure has already been afforded Bravo! Foods.

4.3 Consequences and Survival. Upon termination of this Agreement, (a) Bravo! Foods shall immediately cease all manufacturing, distribution, marketing and sales of the Product except as provided in this Section. Any Products that have been manufactured by Bravo! Foods prior to the termination of this Agreement, or which were in the process of manufacture, or were required to fill purchase orders from customers accepted by Bravo! Foods on or prior to the termination of this Agreement, may be sold by Bravo! Foods during the one hundred (120) day period next following the date of termination, provided that:

      (i) the quantity of such Product in inventory at the time of such termination is not in excess of a reasonable quantity, taking into consideration sales requirements for said Product;

      (ii) Bravo! Foods shall furnish MD Enterprises within thirty (30) days after the effective date of the termination of the Agreement a written statement of inventory as of the effective date of termination;

      (iii) The Royalty on sales of Products shall continue to accrue and shall be paid to MD Enterprises at the times specified in this Agreement. The final Royalty shall be paid to MD Enterprises within thirty (30) days following the end of said one hundred twenty (120)-day sell-off period.

Bravo! Foods shall return to MD Enterprises, all property, formulas and all other confidential or proprietary information of MD Enterprises and all copies thereof within thirty (30) days of the termination of this Agreement.

SECTION 5.  WARRANTY

5.1 Scope of Warranty. MD Enterprises warrants that, to its knowledge, the sale of the Products pursuant to the terms of this Agreement will not violate or infringe upon any Intellectual Property Rights of any third party.

5.2 Disclaimer. EXCEPT AS OTHERWISE PROVIDED HEREIN, THE WARRANTY STATED IN SECTION 5.1 IS MD ENTERPRISES'S SOLE AND EXCLUSIVE WARRANTY PERTAINING TO THE PRODUCTS, AND MD ENTERPRISES HEREBY DISCLAIMS ANY OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY REGARDING PRODUCTS.

5.3 Exclusion of Consequential Damages. IN NO EVENT SHALL MD ENTERPRISES BE LIABLE TO BRAVO! FOODS OR ANY CUSTOMER FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LIABILITIES TO THIRD PARTIES ARISING FROM ANY SOURCE, EVEN IF MD
ENTERPRISES IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

5.4  Limitation of Liability.  IN THE EVENT THAT, NOTWITHSTANDING SECTION
5.2 OR 5.3 HEREOF, MD ENTERPRISES IS FOUND LIABLE FOR DAMAGES, ITS AGGREGATE LIABILITY SHALL NOT EXCEED THE AMOUNTS PAID BY BRAVO! FOODS TO MD ENTERPRISES DURING THE THEN PRECEDING TWELVE (12)-MONTH PERIOD, WHICH BOTH PARTIES AGREE TO BE A REASONABLE LIMITATION.

SECTION 6.  RELATIONSHIP OF THE PARTIES

6.1 Relationship of the Parties. The relationship of MD Enterprises and Bravo! Foods established by this Agreement shall be solely that of independent contractors, and nothing herein shall create or imply another relationship. Nothing in this Agreement shall be construed to give either party the power to direct or control the daily activities of the other party. MD Enterprises does not grant Bravo! Foods the power or authority to make or give any agreement, statement, representation, warranty, or other commitment on behalf of MD Enterprises, or to enter into any contract or otherwise incur any liability or obligation, express or implied, on behalf of MD Enterprises, or to transfer, release, or waive any right, title, or interest of MD Enterprises.

6.2 Expenditures. Bravo! Foods acknowledges and agrees that any expenses it incurs in furtherance of this Agreement are voluntary in nature and are made with the knowledge that this Agreement may be terminated as provided herein. Therefore, Bravo! Foods shall make no claim against MD Enterprises, and MD Enterprises shall not be liable, with respect to the recoupment of any expenditures or investment made by Bravo! Foods in anticipation of the continuation of this Agreement.

SECTION 7.  CONFIDENTIALITY AND INDEMNIFICATION

7.1 Confidential Information. During the course of performance of this Agreement, MD Enterprises may disclose certain Confidential Information to Bravo! Foods solely to assist Bravo! Foods with the performance of its obligations under this Agreement. Bravo! Foods shall maintain the secrecy of all such Confidential Information and disclose to its employees on a need-to-know basis only. Bravo! Foods shall not use, disclose or otherwise exploit any Confidential Information for any purpose not specifically authorized by MD Enterprises in this Agreement. All formulas, files, lists, records, documents, drawings and specifications that incorporate or refer to any Confidential Information shall be returned or destroyed by Bravo! Foods promptly upon termination of this Agreement.

7.2 Indemnification. Each party shall indemnify, defend and hold harmless the other party and its directors, officers, employees, agents, consultants, distributors and sublicensees from and against all claims, actions, liabilities, losses, expenses, damages and costs (including reasonable attorneys' fees), that may at any time be incurred by reason of any third party claim arising out of or relating to: (i) any breach of the representations, warranties, covenants, agreements or obligations contained in this Agreement; and (ii) any negligence or willful misconduct of a party, its agents, employees and representatives, in connection with the performance of any obligations under this Agreement.

SECTION 8 - REPRESENTATIONS AND WARRANTIES OF MD ENTERPRISES

MD Enterprises represents and warrants as follows:

      (i) MD Enterprises has the right to grant Bravo! Foods the license described in Section 2.2 above pursuant to the Brand Extension Agreement.

      (ii) The terms of this Agreement do not contravene the terms of the Brand Extension Agreement.

      (iii) MD Enterprises is not in default of its covenants, representations or warranties under the Brand Extension Agreement.

      (iv) MD Enterprises shall notify Bravo! Foods promptly after the occurrence of any default by MD Enterprises under the Brand Extension Agreement.

      (v) MD Enterprises shall notify Bravo! Foods promptly after the termination of the Brand Extension Agreement.

      (vi) Chattanooga Bakery has approved the terms and conditions of this Agreement.

      (vii) During the Term, MD Enterprises shall not license any person other than Bravo! Foods to use the Trademark in connection with the Product in the Territory.

SECTION 9. REPRESENTATIONS AND WARRANTIES OF BRAVO! FOODS; ADDITIONAL INDEMNIFICATION

9.1 Representations and Warranties. MD Enterprises represents and warrants that all Flavor Ingredients shall be merchantable and fit for the purpose for which they are manufactured; of first-quality; free of defect; and manufactured, packaged, and labeled in conformity with all applicable laws or regulations. Bravo! Foods represents and warrants that all Products shall be merchantable and fit for the purpose for which they are manufactured; of first-quality; free of defect; and manufactured, packaged, and labeled in conformity with all applicable laws or regulations.

9.2 Indemnification of Bravo! Foods. MD Enterprises shall defend, indemnify and hold harmless Bravo! Foods and its directors, officers, employees, agents, consultants, distributors and licensees from and against all claims, actions, liabilities, losses, expenses, damages and costs (including reasonable attorneys' fees) arising out of:

      (i) any alleged defect in Flavor Ingredients supplied by MD Enterprises, their containers, packaging or labeling, or the use or condition of Flavor Ingredients supplied by MD Enterprises or their containers, packaging or labeling, including any claim that any of the Flavor Ingredients supplied by MD Enterprises or their containers, packages or labels (a) were not merchantable or fit for the particular purpose for which they were used; (b) failed to meet any industry standard or guideline; (c) failed to meet any specifications; (d) were defective in their design, manufacture or material; (e) failed to comply with any applicable law or regulation;

      (ii) any alleged infringement of any person's Intellectual Property Rights arising out of or as a result of Bravo! Foods' use of the Trademark in accordance with and pursuant to the terms of this Agreement; or

      (iii) any default by MD Enterprises in any of the terms and conditions set forth in the Brand Extension Agreement.

9.3 Indemnification of MD Enterprises. Bravo! Foods shall defend, indemnify and hold harmless MD Enterprises and its directors, officers, employees, agents, consultants, distributors and licensees from and against all claims, actions, liabilities, losses, expenses, damages and costs (including reasonable attorneys' fees) arising out of:

      (i) any alleged defect in the Products, their containers, packaging or labeling, or the use or condition of the Products or their containers, packaging or labeling, including any claim that any of the Products or their containers, packages or labels (a) were not merchantable or fit for the particular purpose for which they were used; (b) failed to meet any industry standard or guideline; (c) failed to meet any specifications; (d) were defective in their design, manufacture or material; (e) failed to comply with any applicable law or regulation; or

      (ii) any alleged infringement or unauthorized use of any patents, copyrights, trademark (other than the Trademark) or any other proprietary rights owned, used or controlled by third parties arising under or in conjunction with the manufacture, sale and/or use of any Product.

9.4  Indemnification of Chattanooga Bakery.  Bravo! Foods and MD
Enterprises, jointly and severally, shall defend, indemnify and hold harmless Chattanooga Bakery and its directors, officers, employees, agents, consultants, distributors and licensees from and against all claims, actions, liabilities, losses, expenses, damages and costs (including reasonable attorneys' fees) arising out of:

      (i) any alleged defect in the Products, their containers, packaging or labeling, or the use or condition of the Products or their containers, packaging or labeling, including any claim that any of the Products or their containers, packages or labels (a) were not merchantable or fit for the particular purpose for which they were used; (b) failed to meet any industry standard or guideline; (c) failed to meet any specifications; (d) were defective in their design, manufacture or material; (e) failed to comply with any applicable law or regulation; or

      (ii) any alleged infringement or unauthorized use of any patents, copyrights, trademark (other than the Trademark) or any other proprietary rights owned, used or controlled by third parties arising under or in conjunction with the manufacture, sale and/or use of any Product.

SECTION 10.  GENERAL PROVISIONS

10.1 Entire Agreement; Amendment. This Agreement, including any exhibits and schedules hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, both oral and written, with respect to the subject matter hereof. No amendment or modification of this Agreement or any provision or attachment of this Agreement shall be effective unless in writing and signed by both parties.

10.2 Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement, or the terms hereof, to produce or account for more than one of such counterparts.

10.3 Severability. If any term or provision of this Agreement shall be held to be invalid, illegal or unenforceable, the remaining terms and provisions of this Agreement shall remain in full force and effect, and such invalid, illegal or unenforceable term or provision shall be deemed not to be part of this Agreement.

10.4 Governing Law; Venue. This Agreement shall be governed by and shall be construed, interpreted, and enforced in accordance with the laws of the State of Kansas, without reference to principles of conflicts of law. The parties agree that the sole and exclusive jurisdiction and venue for all disputes arising between the parties shall be in any trial court located in Johnson County, Kansas.

10.5 Notices. Any notice shall be delivered by hand, by courier service, or by certified mail (return receipt requested, postage prepaid). Notices to Bravo! Foods shall be addressed to the address given on the "Account Information" block on the first page of this Agreement. Notices to MD Enterprises shall be addressed to:

MD Enterprises, Inc.
6405 Metcalf Ave. Ste. #518
Overland Park, KS 66202
Attn: Mark E. Dowey
Title: President, Chief Executive Officer
Fax: (913) 362-0059

Either party may change its address for giving notices by notice to the other party.

Notices shall be effective: (a) as of the date personally delivered if by hand or (b) for notices sent by certified mail, five (5) business days after so deposited in the United States mails with sufficient postage to assure delivery to the addressee, or (c) upon receipt if sent by courier service such as Federal Express, U.P.S., or DHL. Notices also may be delivered by facsimile (but must be confirmed in writing as above) and notices so delivered shall be effective upon actual receipt by electronic transmission.

10.6 Survival. The provisions of Sections 5 through 10 of this Agreement and all other representations, warranties or covenants that are expressly stated to survive the termination of this Agreement shall survive the termination of this Agreement and remain in full force and effect thereafter.

10.7 Remedies. Bravo! Foods acknowledges and agrees that a breach of the provisions of this Agreement will cause MD Enterprises irreparable injury and damage. Bravo! Foods, therefore, expressly agrees that MD Enterprises shall be entitled to injunctive and other equitable relief to prevent a breach of this Agreement, or any part thereof by Bravo! Foods, or by Bravo! Food's partners, agents, representatives, members, servants, employers, employees and/or any and all persons acting directly or indirectly, and to secure its enforcement, in addition to any other remedy to which MD Enterprises might be entitled. Bravo! Foods and MD Enterprises expressly waive the posting of any bond or surety required prior to the issuance of an injunction hereunder. However, in the event that the court refuses to honor the waiver of bond hereunder, Bravo! Foods and MD Enterprises hereby expressly agree to a bond in the amount of One Hundred Dollars ($100.00). Any and all of MD Enterprises remedies for the breach of this Agreement shall be cumulative and the pursuit of one remedy shall not be deemed to exclude any and all other remedies with respect to the subject matter hereof.

10.8 Waiver. Except as specifically provided in a written waiver signed by a duly authorized officer of the party seeking enforcement, the failure to enforce or the waiver of any term of this Agreement shall not constitute the waiver of such term at any time or in any circumstances and shall not give rise to any restriction on or condition to the prompt, full and strict enforcement of the terms of this Agreement.

10.9 Assignment and Benefit. Without the consent of the other party in writing, neither party may assign this Agreement; provided, however, that MD Enterprises may, with the written consent of Chattanooga Bakery, assign the Agreement in connection with the sale or disposition of the business operations relating to the Product. Bravo! Foods may not delegate its duties hereunder without the prior written consent of MD Enterprises Any attempt by Bravo! Foods to assign any of its rights or delegate any of its duties shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of Bravo! Foods and MD Enterprises and their permitted successors and assigns.

10.10 Third-Party Beneficiary. The parties acknowledge and agree that Chattanooga Bakery is an intended third-party beneficiary of this Agreement and that Chattanooga Bakery may enforce the rights of MD Enterprises under this Agreement in the event it does not do so. In the event Chattanooga Bakery resorts to litigation to enforce its rights or the rights of MD Enterprises under this Agreement, the sole, proper and exclusive venue for such litigation shall be within the County of Hamilton, State of Tennessee.

10.11 Interpretation. In this Agreement, unless a clear contrary intention appears: (a) the singular number includes the plural number and vice versa; (b) reference to any person includes such person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement; (c) reference to any gender includes each other gender; (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (e) "hereunder," "hereof," "hereto," and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof; (f) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; (g) "or" is used in the inclusive sense of "and/or";
(h) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; and (i) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto. Both parties participated in the drafting and negotiation of this Agreement; accordingly, no provision of this Agreement will be construed against either party on the ground that it was the draftsman of this Agreement.

                                  EXHIBIT A
                                  ---------

Part I.  PRODUCTS
-----------------

      MoonPie(R)  Milk

PART II.  PAYMENT SCHEDULE AND TERMS:
-------------------------------------

       Net 30

PART III:  DESCRIPTION OF TERRITORY
-----------------------------------

      Bravo! Foods shall have the exclusive right to manufacture, market, distribute and sell the Product in the United States. Bravo! Foods may not manufacture, market, distribute and sell the Product in any other location without the prior written consent of MD Enterprises

PART IV:  TRADEMARK
-------------------

      Moon Pie(R)  is a registered trademark of Chattanooga Bakery, Inc.

PART V.: ROYALTY SCHEDULE
-------------------------

Bravo! Food shall pay the Royalty to MD Enterprises on a quarterly basis. Payments shall be made to MD Enterprises within 30 days of the close of the previous quarter. Unit volume verifications shall be the responsibility of Bravo! Foods International, Corp. Royalty shall be defined as the percentage of the wholesale price of one unit of volume of milk.

Royalty Payment Schedule:

          Units of Volume*     Royalty**
          ----------------     ---------

              0-12  MM           ***%
              12-24 MM           ***%
                 24 MM+          ***%

* Unit of volume is one container of milk (e.g., 11.2 oz. container, 16 oz. container, etc.)
** Royalty is the percentage set forth in the preceding schedule of the net wholesale price of one unit of volume of milk shipped, net of reclamation. Bravo! Foods International will be responsible for providing data regarding volume per stock keeping unit by purchasing location.

Volume Projections:

                    Annual Volume Projection
               ----------------------------------
      Year     Q1     Q2      Q3     Q4     Total
      ----     --     --      --     --     -----

      2004            ***
      2005            ***

                  Annual Volume Projection/SKU
               ----------------------------------
      SKU      Q1     Q2      Q3     Q4     Total
      ---      --     --      --     --     -----

                      ***

PART VI:  ADDITIONAL OBLIGATIONS OF BRAVO! FOODS
------------------------------------------------

With each Royalty payment, Bravo! Foods shall provide MD Enterprises with such information as MD Enterprises shall reasonably request to enable MD Enterprises to verify Bravo! Foods' calculation of the Royalty. Such information shall include, but shall not be limited to, marketing information regarding the sale of the Products, such as IRI data or contributing data defining the progress of the sales and marketing of the Product, and number of stock keeping units sold.

                                                               Schedule 3.1

                                   Pricing


              Costs(1) per gallon of    Units per gallon of     Flavor Ingredients
                Flavor Ingredients      Flavor Ingredients     costs per 16 oz unit
              ----------------------    -------------------    --------------------

Chocolate              $***                    $***                    $***
Banana                 $***                    $***                    $***

--------------------
<F1>  Flavor Ingredients costs shall be fixed through March 31, 2004.
      Thereafter, an increase in Flavor Ingredients costs may be implemented by MD Enterprises, Inc. only upon 30 days' written notice to Bravo! Foods. In additions, the costs of Flavor Ingredients to Bravo! Foods are subject to reduction if the costs of Flavor Ingredients to MD Enterprises decrease, or if MD Enterprises sources Flavor Ingredients through a less expensive supplier. Costs of Flavor Ingredients to Bravo! Foods shall not increase unless the costs of such Flavor Ingredients to MD Enterprises increases in excess of three percent (3%) from the then current costs of Flavor Ingredients to MD Enterprises.

                                                               Schedule 4.2

                              Royalty Threshold

      The accrued Royalty threshold amount applicable to Section 4.2 (a) of the Agreement shall be determined by the written agreement of Bravo! Foods and MD Enterprises within six (6) months subsequent to the first shipment of the Product by Bravo! Foods to wholesale customers. In determining the Royalty threshold amount, the parties shall give due consideration to the Royalty earned by and payable to MD Enterprises under this Agreement during the aforesaid six (6) months subsequent to the first shipment of the Product by Bravo! Foods.